EXHIBIT 23.3





                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Bay View Capital Corporation on Form S-8 of our report dated January 26, 1998, appearing in the Annual Report on Form 10-K of Bay View Capital Corporation for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE

San Francisco, California
December 10, 1999